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                                                                    Exhibit 10.3

                   INFINITY PROPERTY AND CASUALTY CORPORATION

                           2002 RESTRICTED STOCK PLAN

                                    ARTICLE 1
                                   OBJECTIVES

         The objectives of this 2002 Restricted Stock Plan (the "Plan") are to enable Infinity Property and Casualty Corporation (the "Company") and its subsidiaries to compete successfully in retaining and attracting key employees of outstanding ability, to stimulate the efforts of such employees toward the Company's objectives and to encourage the identification of their interests with those of the Company's shareholders.

                                    ARTICLE 2
                                   DEFINITIONS

         For purposes of this Plan, the following terms shall have the following meanings:

         2.1 "Board" means the board of directors of the Company.

         2.2 "Cause" means (i) the Employee's failure or refusal to materially perform his/her duties; (ii) the Employee's failure or refusal to follow material lawful directions of the Board or any other act of material insubordination on the part of Employee; (iii) the engaging by the Employee in misconduct, including but not limited to any type of sexual harassment which is materially and demonstrably injurious to the Company or any of its divisions, subsidiaries or affiliates, monetarily or otherwise; (iv) any conviction of, or plea of guilty or nolo contendere to, the Employee with respect to a felony (other than a traffic violation); or (v) the commission (or attempted commission) of any act of fraud or dishonesty by the Employee which is materially detrimental to the business or reputation of the Company or any of its divisions, Subsidiaries or affiliates.

         2.3 "Change of Control" means the occurrence of one (1) or more of the following events:

                  (i) After the Date of Award, any person or group of persons becomes both a Beneficial Owner (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934 (the "1934 Act") directly or indirectly of securities (a) representing 40% or more of the total number of votes that may be cast for the election of directors of the Company, whether by open market purchases, by tender offer or exchange offer, through issuance of new shares by the Company or by merger or consolidation and (b) such person or group of persons is the Beneficial Owner directly or indirectly of a greater percentage of such securities than American Financial Group, Inc.;

                  (ii) Within two (2) years after a merger, consolidation, liquidation or sale of assets involving the Company, or a contested election of a Company director or directors, or any combination of the foregoing, the individuals who were directors
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                  of the Company immediately prior to the merger, consolidation, liquidation, sale of assets or contested election shall cease to constitute a majority of the Board; or

                  (iii) Within two (2) years after a tender offer or exchange offer for voting securities of the Company, the individuals who were directors of the Company immediately prior to the commencement of the tender offer or exchange offer shall cease to constitute a majority of the Board.

         2.4 "Code" means the Internal Revenue Code of 1986, as amended, or any successor legislation.

         2.5 "Committee" means a committee designated by the Board. The Committee shall be comprised of three or more directors, each of whom shall be a "Non-Employee Director" as defined in Rule 16b-3 of the 1934 Act and an "outside director" under Section 162(m) of the Code ("Section 162(m)"), as such Rule and Section may be amended, superseded or interpreted hereafter.

         2.6 "Date of Award" means the date on which an Employee executed a Restricted Stock Agreement.

         2.7 "Disability" means the failure of the Employee to render services to the Company for a continuous period of six (6) months because of the Employee's physical or mental disability or illness.

         2.8 "Employee" means any individual who performs services for the Company or any Subsidiary and is treated as an "employee" for federal income tax purposes.

         2.9 "Shares" means shares of the Company's common stock, no par value.

         2.10 "Subsidiary" has the meaning set forth in Section 424(f) of the Code.

         2.11 "Vested Shares" means the non-forfeitable Shares held by an Employee pursuant to an award under this Plan, as determined under the vesting schedule at Article 7.

         2.12 "Year of Service" means each year commencing on the Date of Award and ending on each anniversary of that date during which the Employee provides continuous service to the Company.

                                    ARTICLE 3
                                 ADMINISTRATION

         3.1 The Committee. This Plan shall be administered and interpreted by the Committee.

         3.2 Awards. The Committee is authorized to award Shares. In particular, the Committee shall have the authority:

                  3.2.1 to select the Employees which shall be awarded Shares;
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                  3.2.2 to determine the number of Shares to be awarded to the
Employees; and

                  3.2.3 to interpret the provisions of this Plan and decide all questions of fact arising in its application.

         3.3 Delegation of Administrative Duties. The Committee may delegate its administrative duties to employees of the Company.

         3.4 Decisions Final. Any action, decision, interpretation or determination by or at the direction of the Committee concerning the application or administration of this Plan shall be final and binding upon all persons and need not be uniform with respect to its determination of recipients, amounts, timing, form, terms or provisions.

                                    ARTICLE 4
                             SHARES SUBJECT TO PLAN

         4.1 Shares. The Company has reserved for use under this Plan an aggregate of Twenty Four and 57/100 (24.57) Shares, which Shares shall be treasury shares. Shares which are forfeited as a result of an Employee's termination shall again become available for award under this Plan.

         4.2 Adjustment Provisions. If the Company shall at any time change the number of issued Shares without new consideration to the Company by stock dividend, split, combination, recapitalization, reorganization, exchange of shares, liquidation or other change in corporate structure affecting the Shares, the total number of Shares reserved for issuance under this Plan shall be appropriately adjusted.

                                    ARTICLE 5
                                 AWARD OF SHARES

         5.1 Shares Awarded by Committee. Subject to the terms and conditions of this Plan, the Committee may, from time to time, award Shares to Employees pursuant to this Plan by written notice to the Employee. More than one award may be given to the same Employee.

         5.2 Restricted Stock Agreement. All Shares awarded under this Plan shall be evidenced by a Restricted Stock Agreement substantially in the form attached hereto as Exhibit A.

         5.3 Securities Representation. As a condition to the award of Shares pursuant to this Plan, the Employee receiving the award may be required to give such written assurances to the Company as the Company shall require that the Employee is acquiring the Shares for investment and without any present intention of selling or distributing the Shares in violation of any applicable state or Federal law.

                                    ARTICLE 6
                              RESTRICTION ON SHARES
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         6.1 Nontransferability of Shares. Employee, his/her heirs, administrators or executors may not sell, assign, transfer, pledge, hypothecate or otherwise dispose of in any way the Shares acquired pursuant to an award under this Plan, until such Shares become Vested Shares.

         6.2 Voting and Distributions Rights. Employee, his/her heirs, administrators or executors may vote and receive dividends or other distributions made with respect to the Shares acquired pursuant to an award under this Plan, regardless of whether such Shares are Vested Shares.

         6.3 Legend on Certificates. In order to more fully effectuate the restrictions imposed by an award under this Plan, each stock certificate representing Shares acquired pursuant to such award shall have printed on such certificates the following legend or a legend substantially similar thereto:

"The sale, assignment, transfer, pledge, hypothecation or other disposition of this certificate is subject to certain restrictions, the terms and conditions of which are contained in the Company's 2002 Restricted Stock Plan and a Restricted Stock Agreement, copies of which are on file in the office of the Secretary of the Company."

                                    ARTICLE 7
                                VESTING OF SHARES

         7.1 Termination of Service. If the Employee is terminated by the Company for Cause, death or Disability or the Employee terminates his/her service to the Company, any non-Vested Shares acquired pursuant to an award under this Plan shall be forfeited by the Employee and returned to the Company without consideration.

         7.2 Vesting Schedule. An Employee's Vested Shares shall be determined in accordance with the following vesting schedule:

Years of Service           Vested Percentage
----------------           -----------------
Less than 1 Year                     0%
          1 Year                33 1/3%
          2 Years               33 1/3%
          3 Years               33 1/3%

         7.3 Automatic Vesting. In the event of (i) the dissolution or liquidation of the Company; (ii) any merger, consolidation, exchange or other transaction in which the Company is not the surviving corporation or in which shares of the Company's common stock are converted into cash, other securities or other property; or (iii) thirty (30) calendar days prior to the scheduled consummation of a Change of Control; then the Shares acquired pursuant to an award under this Plan shall be deemed Vested Shares as of the date immediately prior to such transaction, conversion or Change of Control. Further, the Shares acquired pursuant to an award under this Plan shall immediately be deemed Vested Shares upon the termination of the Employee by the Company other than for Cause, death or Disability.
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                                    ARTICLE 8
                       AMENDMENT OR DISCONTINUANCE OF PLAN

         8.1 By Board of Directors. The Board may at any time amend, suspend, or discontinue this Plan.

         8.2 Effect on Shares. No amendment to this Plan shall alter or impair any award of Shares given under this Plan without the consent of the holders thereof.

                                    ARTICLE 9
                                 EFFECTIVE DATE

         This Plan shall become effective as December 16, 2002 having been adopted by the Board and approved by the shareholders of the Company as of such date.

                                   ARTICLE 10
                            DURATION AND TERMINATION

         This Plan shall terminate and no further stock shall be awarded hereunder after December 16, 2012. In addition, the Committee may terminate this Plan at any time prior thereto. The termination of this Plan shall not, however, alter or impair any award of Shares given under this Plan without the consent of the holders thereof.

                                   ARTICLE 11
                          COMPLIANCE WITH SECTION 16(B)

         This Plan is intended to comply with all applicable conditions of Rule 16b-3 of the General Rules and Regulations under the 1934 Act. All transactions involving the Company's executive officers are subject to such conditions, regardless of whether the conditions are expressly set forth in this Plan. Any provision of this Plan that is contrary to a condition of Rule 16b-3 shall not apply to executive officers of the Company.

                                   ARTICLE 12
                                  MISCELLANEOUS

         12.1 Stock Power and Retention of Certificates. The Company may require the Employee to execute and deliver to the Company a stock power in blank with respect to the non-Vested Shares and may, in its sole discretion, determine to retain possession of or escrow the certificates for the non-Vested Shares. The Company shall have the right, in its sole discretion, to exercise such stock power in the event that the Company becomes entitled to the non-Vested Shares pursuant to Section 7.1. Notwithstanding retention of such certificates by the Company, the Employee shall have all rights (including dividend and voting rights) with respect to the non-Vested Shares represented by such certificates.

         12.2 No Employment Guaranty. Nothing contained in this award shall be construed as a guaranty or promise of continued employment or shall interfere in any way with the right of the Company to terminate the employment of any Employee at any time for any reason.
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         12.3 Taxes. To the extent that the lapse of restrictions on the non-Vested Shares results in the receipt of compensation by the Employee for tax purposes, the Company shall withhold from any cash compensation then or thereafter payable to the Employee any tax required to be withheld by reason thereof. To the extent the Company determines that such cash compensation is or may be insufficient to fully satisfy such withholding requirement, the Employee shall deliver to the Company cash in an amount determined by the Company to be sufficient to satisfy any such withholding requirement. If the Employee makes the election authorized by Section 83(b) of the Code, the Employee shall submit to the Company a copy of the statement filed by the Employee to make such election.
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                                    EXHIBIT A

                   INFINITY PROPERTY AND CASUALTY CORPORATION

                           RESTRICTED STOCK AGREEMENT

         Infinity Property and Casualty Corporation (the "Company"), hereby awards to [Employee] ___________shares of its common stock ("Shares") in accordance with and subject to the terms of the Infinity Property and Casualty Corporation 2002 Restricted Stock Plan (the "Plan"), a copy of which is attached hereto and made a part hereof, and of this Restricted Stock Agreement.

         The Shares acquired pursuant to the Plan are subject to certain restrictions affecting the sale, assignment, transfer, pledge, hypothecation or other disposition of such Shares in accordance with and subject to the terms of the Plan.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the ____ day of _____________,20__.

                                                INFINITY PROPERTY AND CASUALTY
                                                CORPORATION



                                                By:
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

         I hereby accept the award of Shares set forth above in accordance with and subject to the terms and conditions of this Restricted Stock Agreement and of the Plan and agree to be bound thereby.



-------------------------------
Employee